Exhibit 10.1

NOTE AMENDMENT AGREEMENT

This Note Amendment Agreement (this “Agreement”), dated as of August 7, 2024 (the “Effective Date”), is made by and among each of DigiAsia Corp., a Cayman Islands exempted company limited by shares (“Digi Pubco” or a “Maker”) and DigiAsia Inc., a Delaware corporation (“Digi Del” or a “Maker”), each as a Maker under the Note (as defined below), and Greenhaven Road Capital Fund 1, LP a Delaware limited partnership (“Greenhaven Fund 1” or a “Lender”), and Greenhaven Road Capital Fund 2, LP a Delaware limited partnership (“Greenhaven Fund 2” or a “Lender”), each as a “Lender” under the Note.

RECITALS

WHEREAS, Makers and Lenders are parties to that certain Secured Promissory Note, dated as of April 2, 2024 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Note”); and

WHEREAS, Makers and Lenders previously agreed to certain amendments to the terms of the Note and now desire to enter into this Agreement to supersede such previously agreed amendments and to instead amend the terms of the Note as provided herein and subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Maker Representations, Warranties and Acknowledgments. Each Maker represents and warrants to Lenders and hereby acknowledges and agrees that:

1.1 Terms of Note. The Note and all other agreements, instruments, and other documents executed in connection with or relating to the obligations thereunder (collectively, the “Transaction Documents”) are legal, valid, binding, and enforceable against each Maker in accordance with their terms. The terms of the Transaction Documents remain unchanged except as amended by the terms of this Agreement, including Section 8.1.

1.2 Obligations. Each Maker’s obligations under the Transaction Documents, including, without limitation, the obligation to pay the principal amount of the Note and accrued interest and all fees, and all other liabilities, covenants and duties of each Maker arising under any of the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the “Obligations”) are valid and enforceable and not subject to any setoff, deduction, claim, counterclaim, or defenses of any kind or character whatsoever.

1.3 No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Transaction Documents, shall be construed as a waiver of or consent to existing or future defaults under the Transaction Documents, as to which Lenders’ rights shall remain reserved.

1.4 Maker Conduct. Makers represent and warrant that when this Agreement becomes effective, Maker will have fully performed all of its obligations and duties in compliance with the Transaction Documents other than payment of the interest payment that was due August 1, 2024, which payment shall be made on or before August 8, 2024.

2. Conditions Precedent. This Agreement taking effect is conditioned upon, on or prior to the Effective Date, each of the following conditions having been fulfilled, as determined by Lenders in Lenders’ sole discretion, unless waived in writing by both Lenders:

2.1 Delivery of Digi Pubco Shares to the Lenders. Digi Pubco shall have caused third parties satisfactory to Lenders to deliver to Greenhaven Fund 1, acting as agent for the Lenders (Greenhaven Fund 1, in such capacity, “Agent”), by delivery into a United States brokerage account designated by Agent, a total of 1,173,388 Digi Pubco Shares (the “Freely Tradable Shares”), which shares shall be freely tradable, without any restriction, including not being subject to any restrictive legend or other form of transfer restriction. Of the Freely Tradable Shares, (i) 275,000 shares shall be fully earned by Lenders as a Note amendment fee and shall be owned by Agent free and clear with no obligation to return any of such shares to the transferor and (ii) the remaining 898,388 shares (the “Loan Obligation Shares”) shall be subject to return to the transferor to the extent set forth in Section 7.

3. Amendments to the Note. The Makers and the Lenders agree that the Note is hereby amended as follows:

3.1 Amendment to Section 1 of the Note as Relates to the Maturity Date. (i) The first sentence of Section 1 of the Note is hereby amended and restated in its entirety to read as follows: “The Makers will pay the Principal Amount hereof, all accrued and unpaid interest thereon, and the fees, costs, and expenses payable to the Lender under this Note on the earliest to occur of (a) September 30, 2024 or (b) the date on which this Note is accelerated and declared due and payable pursuant to Section 5(b) the “Maturity Date”). (ii) The entirety of each of the sixth sentence of Section 1 of the Note (which begins with “The Makers shall have the one time right to extend the Maturity Date . . .”) and the seventh sentence of Section 1 of the Note (which is the final sentence of Section 1) is deleted. The foregoing deletion has the effect of removing the text that provided for a possible modification of the Maturity Date.

3.2 Amendment to Section 4 of the Note. Effective as of the Effective Date, Section 4 of the Note is hereby amended by adding a new Section 4(j) (an additional Event of Default) to read as follows: “(j) the Makers fail to observe or perform the covenant set forth in Section 8(g); for the avoidance of doubt, the provisions of Section 4(i) shall not in any respect affect the operation of this Section 4(j).”

3.3 Further Amendment to Section 4 of the Note. Effective as of the Effective Date, Section 4 of the Note is hereby amended by adding a new Section 4(k) (an additional Event of Default) to read as follows: “(k) the Makers fail to observe or perform a covenant set forth in that certain Note Amendment Agreement dated as of August 7, 2024 entered into between Makers and Lenders (the “Note Amendment Agreement”) or a representation and warranty of Lenders in the Note Amendment Agreement; for the avoidance of doubt, the provisions of Section 4(i) shall not in any respect affect the operation of this Section 4(k).”

3.4 Amendment to Section 5(a) of the Note: Effective as of the Effective Date, the third sentence of Section 5(a) of the Note is amended and restated in its entirety to read as follows: “Notwithstanding the foregoing prior written notice, if an Event of Default occurs pursuant to Section 4(a) or (b) or (j) herein, no notice in writing or other action shall be required on the part of the Lender all of which are hereby expressly waived by the Makers.”

3.5 Amendment to Section 7 of the Note. Effective as of the Effective Date, Section 7 of the Note is hereby amended by adding a new Section 7(i) (an additional affirmative covenant) to read as follows: “(i) Proceeds of Capital Raise to be Used to Pay Down Note. The Makers shall utilize the net proceeds of any equity or debt capital raised by Digi Pubco or any direct or indirect subsidiary of Digi Asia Pubco to pay the outstanding obligations under this Note.”

3.6 Amendment to Section 8 of the Note. Effective as of the Effective Date, Section 8 of the Note is hereby amended by revising the first sentence of Section 8 to read as follows: “So long as any amount under this Note shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted which expressly survive by their terms), no Maker and no direct or indirect subsidiary of Maker shall, directly or indirectly:”.

3.7 Amendment and Restatement in Full of Section 8(g) of the Note. Effective as of the Effective Date, Section 8(g) of the Note is amended and restated in its entirety to read as follows: “(g) Cause or suffer any indebtedness of such Maker or any direct or indirect subsidiary of such Maker to mature or otherwise be repaid in whole or in part prior to the Maturity Date.”

4. Additional Maker Representations and Warranties. Each Maker represents and warrants to Lenders that all representations and warranties relating to it contained in the Transaction Documents are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each Maker further represents and warrants to Lenders as follows:

4.1 Authorization. The execution, delivery, and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate action.

4.2 Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Maker in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors’ rights generally and to general principles of equity.

4.3 No Violation. The execution, delivery, and performance of this Agreement does not and will not (i) violate any law, regulation, or court order to which a Maker is subject; (ii) conflict with such person’s organizational documents; (iii) violate the terms of any agreement to which such person is a party; or (iv) result in the creation or imposition of any lien, security interest, or encumbrance on any property of such person, whether now owned or hereafter acquired.

4.4 No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such person, threatened by or against or affecting such person or against any of its property or assets with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby.

4.5 Maturity Date of other Indebtedness. No other indebtedness of a Maker or any direct or indirect subsidiary of a Maker by its terms is required to be repaid in whole or in part prior to the Maturity Date.

4.6 Freely Tradable Shares. The Freely Tradable Shares are freely tradable, without any restriction, including not being subject to any restrictive legend or other form of transfer restriction, and either will be transferred to Agent either in a transaction that is registered pursuant to a currently effective registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or in a transaction that is exempt from registration and that transfers to Agent Freely Tradable Shares that are not “restricted shares” within the meaning of Rule 144 under the Securities Act.

4.7 No Material Nonpublic Information. Upon DigiAsia Pubco’s filing of the Form 6-K, as defined in Section 5.1, Lenders will not be in possession of any material nonpublic information with respect to DigiAsia Pubco.

4.8 Advice of Counsel. Each Maker has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing, or has knowingly waived the right to do so.

5. Covenants. Each Maker hereby covenants and agrees as follows:

5.1 Form 6-K Filing. At or prior to 10:00 am Eastern time on the day following the Effective Date, Digi Pubco shall file with the U.S. Securities and Exchange Commission a Current Report on Form 6-K describing the terms of the transactions contemplated by this Agreement and attaching this Agreement as an exhibit to such filing (the “Form 6-K”). The narrative description of this Agreement in the Form 6-K shall include a statement of the amount of the Obligations currently outstanding under the Transaction Documents. In the event that Digi Pubco shall fail to file the Form 6-K by such time, Lenders are authorized to publicly announce the material terms of this Agreement and the amount of the Obligations currently outstanding under the Transaction Documents.

5.2 Further Assurances. Promptly upon the request of the Lenders, each Maker shall execute and deliver such further documents or instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Agreement.

6. Release of Claims and Waiver of Defenses. In further consideration of the Lenders’ execution of this Agreement, each Maker, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, and attorneys hereby forever, fully, unconditionally and irrevocably waives and releases the Lenders and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected both with, resulting from, or related to any act or omission by any Lender or any other Releasee with respect to the Transaction Documents, and with respect to any other matter whatsoever, on or before the date of this Agreement (collectively, the “Claims”). Each Maker further agrees that it shall not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Claim.

7. Loan Obligation Shares. Agent may sell the Loan Obligation Shares from time to time, in Agent’s sole discretion, provided that Lenders shall apply the net proceeds from the sale of the Loan Obligation Shares to satisfy the Obligations and shall account to Digi Pubco from time to time on such applications of net proceeds. Upon payment in full of the Obligations, Agent shall cause any remaining balance of the Loan Obligation Shares, and any remaining balance of the net proceeds from the sale of the Loan Obligations not applied to satisfy the Obligations, to be returned to the account of the transferor from which the Loan Obligation Shares were transferred to Agent. Should the Price of the Loan Obligation Shares, as listed or quoted on a Trading Market as reported by Bloomberg L.P. be less than $1.25 per share, the Agent may only sell the maximum of 50,000 shares or 33% of the daily trading volume of DigiPubco, whichever is greater. There will be no limitation as to the price at which the Agent may sell the Loan Obligation Shares until such time that net proceeds from the sale of Loan Obligation Shares equal $200,000 (“Initial Sale Threshold”). After the Initial Sale Threshold has been reached, the Agent shall not sell the Loan Obligation Shares below $0.75 per share (“Floor Price”). In the event DigiPubco has not filed with the U.S. Securities and Exchange Commission by September 1, 2024, updated financial statements for Fiscal Year 2023 and interim financial statements for the Fiscal Year 2024 interim period ending June 30, 2024, the Floor Price will no longer be applicable and the Agent will have no limitation as to the price at which the Agent may sell the Loan Obligation Shares.

8. Miscellaneous.

8.1 Integration; Modification of Agreement. This Agreement and the Transaction Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof, including certain previously agreed amendments, which are hereby superseded and replaced in full. The terms of this Agreement may not be waived, modified, altered, or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof.

8.2 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.3 Full Force and Effect. The Transaction Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded, or expressly modified herein. To the extent of any inconsistency, amendment, or superseding provision, this Agreement shall govern and control.

8.4 Incorporation of Provisions of Note. The terms and provisions of Sections 10 Indemnity; Costs and Attorneys’ Fees, 13 Time of Essence, 14 Governing Law/Submission to Jurisdiction, 15 Waiver of Venue, 16 Service of Process, 17 Waiver of Jury Trial, 18. Severability/No Strict Contruction, 19. Assignment, 21 Notices, 22 Survival, 23 Counterparts, 24 Attachments, 25 Headings, and 26 Additional Waivers are incorporated into this Agreement by this reference, with the term “Note” changed to “this Agreement” as applicable in each such incorporated provision. The provisions of Section 10 of the Note incorporated herein shall apply with respect to all Indemnified Obligations arising from any breach of a representation and warranty in this Agreement and any Proceeding in any manner related to such a breach.

8.5 Cumulative Rights. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

8.6 Recommendation of Counsel. Makers acknowledges that the Lenders have recommended that Company consult with counsel prior to execution of this Agreement and represents that it either has done so or have knowingly waived the right to do so despite the express recommendation of Lender.

[SIGNATURE PAGE FOLLOWS]

In witness where of, the parties here to have executed this Agreement as of the Effective Date.

MAKERS:

DigiAsia Inc.

By:	/s/ Subir Lohani
Name:	Subir Lohani
Title:	CFO

DigiAsia Corp.

By:	/s/ Subir Lohani
Name:	Subir Lohani
Title:	CFO

LENDERS:

Greenhaven Road Capital Fund 1, LP

By: MVM Funds, LLC, General Partner

By:	/s/ Scott Miller
Name:	Scott Miller
Title:	Authorized Person

Greenhaven Road Capital Fund 2, LP

By: MVM Funds, LLC, General Partner

By:	/s/ Scott Miller
Name:	Scott Miller
Title:	Authorized Person

[Signature Page to Note Amendment Agreement]